ACCOUNTANTS' ACKNOWLEDGEMENT

The Board of Directors
Footstar, Inc.

     Re:  Registration Statement Numbers 33-20731 and 33-30011 on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 8, 2000 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                  /s/ KPMG LLP

Short Hills, New Jersey
July 13, 2000